Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of W&T Offshore, Inc. (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2020	/s/ Tracy W. Krohn
Tracy W. Krohn
Chairman, Chief Executive Officer, President and Director
(Principal Executive Officer)

Date: August 6, 2020	/s/ Janet Yang
Janet Yang
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)